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For Immediate Release
For More Information       Analysts and Investors        News Media
                           Steven Goldstein              Clare Condon
                           Chief Financial Officer       (252)454-4812
                           (252)454-8356
                                                                    EXHIBIT 99.1

                       CENTURA TO ACQUIRE TRIANGLE BANCORP
     IN-MARKET ACQUISITION WILL GREATLY STRENGTHEN NORTH CAROLINA FRANCHISE

ROCKY MOUNT, N.C., August 23, 1999 - Centura Banks, Inc. (NYSE: CBC) and Triangle Bancorp, Inc. (NYSE:TGL) announced today that they have reached a definitive agreement under which Centura will acquire Raleigh, N.C.-based Triangle in a stock transaction valued at $608.4 million, or $23.40 per Triangle share.

Centura and Triangle will conduct a conference call today at 9:30 a.m. EDT to discuss the transaction. The number for the conference call is (800) 289-0730.

The merger will significantly expand Centura's market share in key metropolitan areas throughout North Carolina. For example, the combined company in the Raleigh/Durham MSA will have deposits of over $1.0 billion and 34 locations. Centura currently operates 227 locations throughout North Carolina, Virginia and South Carolina, with total assets of $8.8 billion and deposits of $6.0 billion. Triangle Bancorp has assets of $2.3 billion and deposits of $1.8 billion, and operates 71 locations in Charlotte and central and eastern North Carolina.

"Our acquisition of Triangle is a win-win situation for all our constituencies," said Cecil W. Sewell, Centura chairman and chief executive officer. "Triangle is an exceptionally well-run organization that will allow us to greatly strengthen our North Carolina franchise and further leverage our business strategy to the benefit of the customers of the combined company. This in turn will help us achieve our financial objectives of producing sustained, superior financial returns for our shareholders."

Under terms of the transaction, each Triangle shareholder will receive 0.45 shares of Centura stock for each Triangle share. Based on Centura's closing price of $52.00 on Aug. 20, 1999 the offer is approximately 3.6 times Triangle's June 30, 1999, book value and 24.3 times trailing four quarter earnings per share. The transaction, approved by the board of directors of both companies, will be accounted for as a pooling of interests.

Centura expects the merger to be accretive to earnings per share in 2001. It is estimated that pre-tax cost savings opportunities, including the elimination of redundant operations, will total approximately $32.0 million once the acquisition is fully integrated. The transaction is projected to be 2.4% dilutive to Centura's earnings per share in 2000. The dilution is concentrated in the quarter of closing, before the realization of the cost savings. Merger related charges of $50.0 million pre-tax in the quarter of closing and an additional $10.0 million in the following quarter are anticipated.

"We are pleased to be joining Centura," said Michael S. Patterson, Triangle's chairman, president and chief executive officer. "As part of the Centura organization, we will be able to offer our customers an expanded array of financial products and services. Centura's sophisticated delivery channels and customer information database will help us better serve the customers of the combined organization."



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PAGE 2 OF 3
AUGUST 20, 1999
Sewell added: "Our number one objective in the execution of this Merger is to have a positive impact on the customers of both companies. In most all affected markets, Centura will be stronger, with more locations and access options. Customer service will be our first priority and will guide all our decisions as we move to combine the two companies.

On completion of the acquisition, which is expected to close late in the first quarter of 2000, Mr. Patterson will assume the role of chairman of Centura's 30-member board of directors including 7 new directors from Triangle. Mr. Sewell will remain chief executive officer, with headquarters remaining in Rocky Mount. The transaction is subject to normal shareholder and regulatory approvals.

The combined organization will strengthen Centura's North Carolina franchise by increasing market share and leveraging the company's business lines across an additional 80,000 households. The majority of the households are in MSA market areas where there is proven revenue growth opportunity. As a retailer of financial services, Centura offers a complete line of banking, investment and insurance solutions to its customers, focusing primarily on individuals and small businesses. Centura currently serves approximately 400,000 households in North Carolina, Virginia and South Carolina.

The acquisition allows Centura to also leverage its business strategy and technological investments across a broader customer base. Centura is implementing an e-commerce strategy and has developed a sophisticated customer information database that allows the company to customize financial-services solutions to individual customer needs.

"Our customer information database has allowed us to establish a proven track record of targeting and retaining high-value customers," Sewell noted. "We intend to leverage this system to focus on retention of Triangle's customers to assure the true value of the franchise is maintained."

"We also consider this a very low-risk transaction," he continued. "Both Centura and Triangle have extensive merger integration experience, our organizations have complementary cultures and several members of management have worked together in the past."

"This acquisition, when fully integrated, will help Centura achieve and sustain our financial objective of becoming a high-performance financial-services company," Sewell said. "The combination of cost savings, market penetration and leveraged technology will provide improved financial performance."

Centura provides a complete line of banking, investment, insurance, leasing and asset management services to individuals and businesses in North Carolina, South Carolina and Virginia. Centura's broad range of financial solutions are provided through full-service financial offices and Centura Highway, the bank's multifaceted customer access system that includes telephone banking, an extensive ATM network, PC banking, online bill payment and CenturaHighway.com, the bank's suite of Internet products and services. Additional information may be found on Centura's main Web site at www.Centura.com.

Triangle Bancorp is the holding company for Triangle Bank, Bank of Mecklenburg in Charlotte, N.C., and Coastal Leasing in Greenville, N.C. serving central and eastern North Carolina.

Safe harbor factors:




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CENTURA DRAFT
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AUGUST 20, 1999
       The news release contains, among other things, certain forward-looking statements regarding each of Centura, Triangle, and the combined company following the merger, including statements relating to cost savings, enhanced revenues, and accretion to reported earnings that may be realized from the merger, and certain restructuring charges expected to be incurred in connection with the merger. Such forward-looking statements involve certain risks and uncertainties, including a variety of factors that may cause Centura's actual results to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (i) expected cost savings from the merger may not be fully realized or realized within the expected time frame;
(ii) revenues following the merger may be lower than expected, or deposit attrition, operating costs or customer loss and business disruption following the merger may be greater than expected; (iii) competitive pressures among depository and other financial institutions may increase significantly; (iv) costs or difficulties related to the integration of the business of Centura and Triangle may be greater than expected; (v) changes in the interest rate environment may reduce margins; (vi) general economic or business conditions, either nationally or in the states or regions in which Centura does business, may be less favorable than expected, resulting in, among other things, a deterioration in credit quality or a reduced demand for credit; (vii) legislative or regulatory changes may adversely affect the businesses in which Centura is engaged; and (viii) changes may occur in the securities markets. Additional information with respect to factors that may cause actual results to differ materially from those contemplated by such forward-looking statements is included in Centura's current and subsequent filings with the Securities and Exchange Commission.

END